EMPLOYEE AGREEMENT
Agreement made between HOSPIRA, INC., a Delaware corporation, on behalf of itself and its Subsidiaries as defined below) (collectively, "HOSPIRA"), and the undersigned employee ("EMPLOYEE"), WITNESS the following
EMPLOYEE acknowledges that HOSPIRA has the right to protect its good will and interest in Confidential Information (as defined below) and obtain the benefit of certain discoveries, inventions, improvements, and innovations developed by its employees.
In consideration of the execution of this Agreement, the mutual agreements contained in this Agreement and the employment of EMPLOYEE by HOSPIRA, the parties agree as follows:
1.EMPLOYEE is engaged by HOSPIRA in a position of trust and confidence in which EMPLOYEE will use, observe, obtain or have access to Confidential Information (as defined below).
2.As used in this Agreement, the following terms have the meanings specified:

(a)
"HOSPIRA Customer" means any person, corporation or any other commercial organization or entity that EMPLOYEE called upon or dealt with for purposes of selling, promoting or marketing a service or product on behalf of HOSPIRA during the last two years of EMPLOYEE's employment with HOSPIRA.

(b)
"Competing Products" means: any product, process or service that has the same or similar purpose or use as a product, process or service researched, discovered, developed, manufactured, imported, marketed, sold, offered for sale or used by HOSPIRA, which is related in any way to EMPLOYEE’s employment with HOSPIRA.

(c)
“Confidential Information” means all discoveries, inventions, improvements and innovations, whether or not patentable or copyrightable, methods, processes, techniques, shop practices, formulae, compounds, compositions, organisms, computer software, equipment, research data, clinical and pharmacological data, marketing, pricing and sales information, personnel data, customer lists, financial data, plans and all other know-how, trade secrets and proprietary information which are in the possession of HOSPIRA and which have not been published or disclosed to the general public. Confidential Information also includes information received by HOSPIRA under an obligation of confidentiality to any third party.

(d)
“Subsidiary” means a corporation or any other commercial organization or entity, and any branch or office of any of the foregoing, thirty percent (30%) or more of the assets or voting securities of which is owned or controlled, directly or indirectly, by HOSPIRA.

3.All identification badges, access cards or keys, automobiles, computers or other equipment, memoranda, notes, records, reports, photographs, drawings, plans, papers, computer software, compounds and other documents, products and materials made or compiled by or made available.to EMPLOYEE during the course of employment with HOSPIRA, and any copies, summaries or abstracts thereof, whether in electronic, paper or other form and whether or not they contain Confidential Information, are and shall be the property of HOSPIRA and shall be delivered to HOSPIRA by EMPLOYEE prior to termination of employment with HOSPIRA.
4.All discoveries, inventions, improvements, software, innovations, trademarks, trade dress, or Internet domain names, whether or not patentable, copyrightable, or registerable (including all data and records pertaining thereto) which EMPLOYEE may invent, discover, originate, or conceive during the term of employment with HOSPIRA or which may arise out of or result from Confidential Information obtained, provided or otherwise acquired, either directly or indirectly, by EMPLOYEE in connection with EMPLOYEE’s employment with HOSPIRA, shall be the sole and exclusive property of HOSPIRA. EMPLOYEE shall promptly and fully disclose each and all such discoveries, inventions, improvements, software or innovations to HOSPIRA.
5.EMPLOYEE shall, and does hereby, assign to HOSPIRA, EMPLOYEE's entire right, title, and interest to any of the discoveries, inventions, improvements, software, innovations, trademarks, trade dress, and Internet domain names described in Paragraph 4 of this Agreement and any related U.S. or foreign counterparts, including patents, patent applications, copyrights and registrations; shall execute any instruments considered necessary by HOSPIRA to convey or perfect HOSPIRA’s ownership thereof; and shall assist HOSPIRA in obtaining, defending and enforcing its rights therein. HOSPIRA shall bear all expenses it authorizes be incurred in connection with such activity and shall pay to EMPLOYEE reasonable compensation for any time spent by EMPLOYEE performing such duties at the request of HOSPIRA after termination of employment. In addition, EMPLOYEE shall maintain in confidence any information, including without limitation documents and communications, disclosed to EMPLOYEE after EMPLOYEE’s term of employment with HOSPIRA in connection with EMPLOYEE’s obligations hereunder.
6.Paragraphs 4 and 5 of this Agreement shall not apply to an invention for which no equipment, supplies, facility or trade secret information of HOSPIRA was used and which was developed entirely on EMPLOYEE’s own time, unless (a) at the time of completion of reduction to practice the invention relates (1) to the business of HOSPIRA or (2) to HOSPIRA’s actual or demonstrably anticipated research or development, or (b) the invention results from any work performed by the EMPLOYEE for HOSPIRA.
7.EMPLOYEE understands that HOSPIRA has hired EMPLOYEE because of EMPLOYEE’s general skills and abilities and not because of EMPLOYEE’s possession, if any, of any former employer’s, customer’s, or other third party’s confidential or proprietary information. EMPLOYEE hereby certifies that EMPLOYEE has returned all property, data, and documents, whether in electronic, paper, or other form, of any former employer, customer, or other third party. EMPLOYEE agrees (a) not to disclose or use, directly or indirectly, in furtherance of EMPLOYEE’s employment with HOSPIRA, any confidential or proprietary information, whether in electronic, paper, or other form, that EMPLOYEE obtained through EMPLOYEE’s employment with any previous employer(s) and (b) to comply with and abide by any confidentiality obligations that EMPLOYEE has at the time hired by HOSPIRA.
8.EMPLOYEE shall use all best efforts to protect the secrecy and confidentiality of Confidential Information. Employee shall not, during the term of employment with HOSPIRA or thereafter, use or disclose, or assist in the disclosure to others, directly or indirectly, any Confidential Information, except as required and authorized in the scope of EMPLOYEE’s job responsibilities and in the furtherance of HOSPIRA’s business. EMPLOYEE acknowledges that the relationship of EMPLOYEE to HOSPIRA with respect to Confidential Information shall be fiduciary in nature.
9.EMPLOYEE shall not, during the term of employment with HOSPIRA or for a period of one year after the termination of employment with HOSPIRA, in each country in which HOSPIRA conducts business, engage, directly or indirectly, in any activity or employment, for the benefit of Employee or others, in a manner that contributes to any research, discovery, development, manufacture, importation, marketing, promotion, sale or use of one or more Competing Products. This paragraph shall only apply to the extent permitted by the laws of the state in which EMPLOYEE works or worked on behalf of HOSPIRA immediately prior to the termination of employment.
10.EMPLOYEE shall not, during the term of employment with HOSPIRA or for a period of one year after the termination of employment with HOSPIRA, in each country in which HOSPIRA conducts business, engage, directly or indirectly, for the benefit of EMPLOYEE or others, in any activity or employment in the performance of which any Confidential Information obtained, provided or otherwise acquired, directly or indirectly, during the term of employment with HOSPIRA is likely to be used or disclosed, notwithstanding EMPLOYEE’s undertaking to the contrary. This paragraph shall apply only to the extent permitted by the laws of the state in which EMPLOYEE works on behalf of HOSPIRA or worked immediately prior to the termination of employment with HOSPIRA, and shall not be construed to limit in any way EMPLOYEE’s obligation not to use or disclose Confidential Information as set forth in Paragraph 8 above.
11.EMPLOYEE shall not, directly or indirectly, during the term of employment with HOSPIRA or for a period of one year after termination of employment with HOSPIRA, promote or market any Competing Products to any HOSPIRA Customer, or solicit any HOSPIRA Customers for purposes of selling any Competing Products.
12.EMPLOYEE shall not, during the term of employment with HOSPIRA or for a period of two years after termination of employment with HOSPIRA, directly or indirectly, for the benefit of EMPLOYEE or others, solicit or assist in soliciting to work as an employee, independent contractor, partner, or otherwise, any employee of HOSPIRA about whom EMPLOYEE acquired knowledge through EMPLOYEE’s employment with HOSPIRA.
13.
This Agreement shall not be construed to limit in any way any "shop right," "fiduciary duty" or other common law or statutory or contractual rights of HOSPIRA, in or to any Intellectual Property or Confidential Information, including without limitation any trade secrets, which HOSPIRA has or may have by virtue of EMPLOYEE's employment.
14.    EMPLOYEE is employed at will, meaning either HOSPIRA or EMPLOYEE may terminate the employment relationship at any time, with or without notice, and for any reason or no reason at all.
15.For a period of two years after termination of employment with HOSPIRA, EMPLOYEE shall communicate EMPLOYEE's obligations under this Agreement to each subsequent employer(s), including providing to each subsequent employer(s) a copy of this Agreement, and shall advise HOSPIRA of the name and address of EMPLOYEE's intended future employer. HOSPIRA shall have the right to advise any subsequent employer of EMPLOYEE's obligations hereunder.
16.If any provision or provisions (or portions thereof) of this Agreement are held to be unenforceable by any court, such provision or provisions (or portions thereof) will be limited or eliminated to the minimum extent necessary so that this Agreement shall otherwise remain in full force and effect and be enforceable. This Agreement shall inure to the benefit of, be binding upon and be enforceable by HOSPIRA, and its successors and assigns and EMPLOYEE and EMPLOYEE's heirs, executors, and administrators.
17.This Agreement shall be construed, and its enforceability and the relationship of the parties shall be determined, in all respects under the laws of Illinois, without giving effect to conflict of laws.
18.EMPLOYEE agrees to abide by the HOSPIRA Code of Business Conduct.
19.The failure or refusal by HOSPIRA either to insist upon the strict performance of any provision of this Agreement or to exercise any right in any one or more instances or circumstances shall not be construed as a waiver or relinquishment of such provision or right, nor shall such failure or refusal be deemed a custom or practice contrary to such provision or right of this Agreement.
20.This Agreement is the sole, entire, and complete agreement of the parties relating to the subject matter hereof, replaces and supersedes all prior versions and representations, and shall apply, notwithstanding that such employment may include significant changes in responsibilities, location, and other terms and conditions, including nature or scope of Confidential Information to which EMPLOYEE has access. The obligations under this Agreement shall survive termination of employment.
21.No statements, promises, or representations have been made by any party to the other, or relied upon, other than as expressly provided in this Agreement with respect to the subject matter of the Agreement. This Agreement (and any provision thereof) may not be modified, changed, clarified or interpreted by the parties, except in a writing specifying the modification, change, clarification or interpretation, and signed by an HOSPIRA Corporate Officer and EMPLOYEE.

/s/ undecipherable                     /s/ Neil Ryding
Witness                EMPLOYEE Signature

NEIL RYDING
HOSPIRA, INC.                EMPLOYEE Printed Name

By /s/Mary Hull                    Address

Dated         Jul 19    2012
EMPLOYEE Social Security Number

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